UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 18, 2019

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive

Allen TX 75013

(Address of principal executive offices)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2019, PFSweb, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with Arnaud Ajdler, Engine Capital, L.P. and certain of its affiliates (collectively, the “Engine Group”). Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) voted to appoint Robert Frankfurt as a director to the Board and agreed to nominate Mr. Frankfurt for election as a director in its proxy statement for its 2019 annual meeting of stockholders (the “2019 Meeting”).

The Agreement includes certain restrictions applicable from March 15, 2019 until the date that is fifteen (15) business days prior to the nomination deadline for the submission of stockholder nominations of directors for the 2020 annual meeting of stockholders pursuant to the Company’s Amended and Restated Bylaws (the “Standstill Period”), including that at the 2019 Meeting and at any meeting of the Company’s stockholders held prior to the expiration of the Standstill Period, the Engine Group will vote all of its shares of Company common stock in favor of the election of directors nominated by the Board and otherwise in accordance with the Board’s recommendation, subject to certain exceptions for other extraordinary transactions and certain matters with a contrary recommendation from Institutional Shareholder Services Inc. and Glass Lewis & Co., LLC.

The Agreement further provides that during the Standstill Period Engine Group shall not, among other things:

•	propose, acquire or offer to acquire any voting securities of the Company or beneficial ownership thereto in excess of 10% of the Company’s outstanding common stock;
•	engage in the solicitation of proxies with respect to the election or removal of directors of the Company;
•

call or request to call any meeting (including a special meeting) of the Company’s stockholders and making any public or private proposal or public statement with respect to the composition of the Board or the Company’s corporate governance structure and other related matters;

•	institute, solicit, assist or join in any litigation or other proceeding against or involving the Company or any director or officers, other than to enforce the Agreement; and
•

sell, offer or agree to sell its shares of Common Stock to any third party that would own, control or have a beneficial ownership interest in the aggregate of 5% or more of the Company’s outstanding Common Stock, subject to certain exceptions.

The summary above is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Pursuant to the Agreement, and effective as of March 19, 2019, the Board increased the size of the Board and appointed Mr. Frankfurt as a director. The Board determined that Mr. Frankfurt is an “independent director” under the NASDAQ Stock Market, Inc. listing standards.

Mr. Frankfurt, 53, is currently President and Founder of Myca Partners (“Myca”).  Prior to founding Myca in 2006, Mr. Frankfurt spent more than a decade as a Partner and senior portfolio manager at various investment partnerships including Steel Partners and Sandell Asset Management.  Mr. Frankfurt began his career as a financial analyst in the mergers and acquisitions department of Bear, Stearns & Co. and later joined Hambro Bank America as an associate focused on merger and acquisition and venture capital transactions.  Mr. Frankfurt graduated from the Wharton School of Business in 1987 with a B.S. in Economics and he received his MBA at the Anderson Graduate School of Management at UCLA in 1995 where he was a Venture Capital Fellow and served as Alumni Class President.

Mr. Frankfurt has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Frankfurt had, or will have, a direct or indirect material interest.

Mr. Frankfurt is eligible to participate in the Company’s compensation program and plans for non-employee directors, as described in the Company’s Form 10-K Amendment No. 1, filed on April 30, 2018.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

Nomination and Standstill Agreement, dated as of March 15, 2019, by and among PFSweb, Inc., Arnaud Ajdler, Engine Capital, L.P., Engine Jet Capital, L.P., Engine Capital Management, L.P., Engine Capital Management GP, LLC, and Engine Investments, LLC.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2019

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President, Chief Financial and Accounting Officer

4